UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 17, 2012

Date of Report (Date of earliest event reported)

RDA HOLDING CO.

(Exact name of registrant as specified in its charter)

Delaware	333-170143-07	37-1537045
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

750 Third Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(646) 293-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 17, 2012, The Reader’s Digest Association, Inc. (“RDA”), a wholly owned subsidiary of RDA Holding Co., issued a press release announcing that it commenced a cash tender offer to purchase up to $60,660,000 of its Floating Rate Senior Secured Notes due 2017 (the “Notes”), using proceeds from the sale of its Allrecipes.com business, at a purchase price of 95% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase.  A copy of RDA’s press release is furnished pursuant to Item 7.01 as Exhibit 99.1 to this Current Report on Form 8-K.

Also on May 17, 2012, RDA Holding Co. posted a slide presentation containing historical selected quarterly financial data reflecting discontinued operations, which was requested by certain stockholders. The full text of the presentation is furnished pursuant to Item 7.01 as Exhibit 99.2 to this Current Report on Form 8-K.  The slide presentation is also available on the company’s website, www.rda.com, under the “Investor Relations” section.

The information contained in this report shall not constitute an offer to sell or a solicitation of an offer to purchase any notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The information in this Form 8-K (including Exhibit 99.1 and Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated May 17, 2012.
99.2	Power Point slide presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RDA Holding Co.

/s/ Andrea Newborn
	Name:	Andrea Newborn
	Title:	Senior Vice President, General Counsel and Secretary

Date: May 17, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 17, 2012.
99.2	Power Point slide presentation.